UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                ----------------------------------------------


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report September 20, 2005
                        (Date of earliest event reported)


                          DENTSPLY INTERNATIONAL INC
                (Exact name of Company as specified in charter)


                       Delaware          0-16211     39-1434669
              (State of Incorporation) (Commission   (IRS Employer
                                        File Number)  Identification No.)


            221 West Philadelphia Street, York, Pennsylvania  17405
                (Address of principal executive offices)    (Zip Code)


                                (717) 845-7511
               (Company's telephone number including area code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

   The following information is furnished pursuant to Items 5.02(b) and (c) related to executive management changes.

   The Board of Directors of the Company and Mr. Thomas L. Whiting, President and Chief Operating Officer of the Company, have agreed on Mr. Whiting's retirement from the Company. This arrangement allows the Company to implement its succession plans while at the same time satisfying Mr. Whiting's retirement planning. Mr. Whiting will retire effective December 31, 2005 and the Company will honor his Employment Agreement. Under the Agreement, for two years after his retirement, Mr. Whiting will receive compensation of approximately $800,000 per year and benefits consistent with what he received while actively employed by the Company, including supplemental executive retirement benefits, stock options and health and welfare benefits as provided to all employees.

   Effective January 1, 2006, Mr. Bret Wise, currently Executive Vice President of the Company, will become President and Chief Operating Officer. The Company does not currently plan to fill the Executive Vice President position being vacated by Mr. Wise. The Employment Agreement with Mr. Wise identified in the Company's 10-K for the year ended December 31, 2002, File No. 0 - 16211 is incorporated by reference.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                   (Company)



                                          /s/Brian M. Addison
                                              Brian M. Addison
                                              Vice President, Secretary and
                                              General Counsel

                                              Date: September 26, 2005